UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     December 17, 2015

ON THE MOVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-198776	46-1169948
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL	33437
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561)732-4670 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 17, 2015, On The Move Corporation ("OTM") entered into two Commercial Lease Agreements with Reitano Enterprises, Inc., a corporation owned by Richard Reitano, an officer and director of the company, for the premises located at 11711 Okeechobee Boulevard, Royal Palm Beach, FL 33411 ("Okeechobee Location") and the premises located at 1201 Royal Palm Beach Boulevard, Royal Palm Beach FL 33411 ("Royal Palm Location").  Each of these lease agreements had an effective date of December 21, 2015.  Both the Okeechobee Location and Royal Palm Locations had previously been operated as convenience store/gas stations by an unaffiliated third party who, after running down the operations at the stores, failed to pay rent and was evicted.  Neither store was operated by Reitano Enterprises, Inc.  We are in the process of renovating and retrofitting the stores' interiors and exteriors, and upgrading the kitchens to provide fresh food offerings.  We will operate the stores under the "On the Move" brand.

The terms of each of the triple net leases for the Okeechobee Location and the Royal Palm Location are substantially similar.  The lease term is for a period of 10 years with a right to renew for an additional 10-year period.  The base rent is $256,721.16 per year, per location, payable in advance in equal monthly installments of $21,393.43 per month which includes all sales, state, property and tangible taxes and insurance.  The rent amount for each lease will be adjusted annually in accordance with any increase or decrease in the amount of property tax and insurance for the location.  The base rent will increase $3,600 per year commencing in the second year of the lease term.  The lessor may terminate the lease upon 30 days notice to OTM USA in the event we fail to pay the rent in a timely manner.  We paid security deposits of $25,000 for each lease which such deposit is subject to increase at the option of the lessor up to an additional $25,000 plus three months rent and seven days of projected fuel sales.  We agreed to maintain certain customary insurance and indemnified the lessor for certain events.

The foregoing summary of the terms and conditions of the leases is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10(m) and 10(n) to this report.

Item 9.01     Exhibits.

Exhibit No.	Description

10(m)	Commercial Lease Agreement dated December 17, 2015 by and between Reitano Enterprises, Inc. and OTM USA Corp. for Okeechobee Location.

10(n)	Commercial Lease Agreement dated December 17, 2015 by and between Reitano Enterprises, Inc. and OTM USA Corp. for Royal Palm Location.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
On The Move Corporation

Date: January 12, 2016	By: /s/ Richard Reitano
Richard Reitano, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10(m)	Commercial Lease Agreement dated December 17, 2015 by and between Reitano Enterprises, Inc. and OTM USA Corp. for Okeechobee Location.

10(n)	Commercial Lease Agreement dated December 17, 2015 by and between Reitano Enterprises, Inc. and OTM USA Corp. for Royal Palm Location.